UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 1, 2023
RUSH STREET INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39232	84-3626708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
900 N. Michigan Avenue, Suite 950
Chicago, Illinois 60611
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (773) 893-5855
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RSI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On June 1, 2023, Company held its 2023 annual meeting of stockholders (the “Annual Meeting”).

The following matters were voted upon by the Company’s stockholders at the Annual Meeting:

1.The election of two director nominees as Class III directors to serve for a three-year term ending at the 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

2.The ratification of the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for fiscal year 2023; and

3.The approval of an amendment to the Company’s 2020 Omnibus Equity Incentive Plan to increase the share reserve by 22,380,000 shares of Class A common stock.

The following are the final voting results for each of the items voted upon by the Company’s stockholders at the Annual Meeting:

Election of Directors:	For	Withheld	Broker Non-Votes
Neil Bluhm	164,523,724	23,076,198	11,679.820
Niccolo de Masi	155,748,147	31,851,775	11,679,820

Ratification of Appointment of Independent Registered Accounting Firm:
For			185,229,083
Against			62,378
Abstain			13,988,281

Approval of an amendment to the Company’s 2020 Omnibus Equity Incentive Plan:
For			160,454,735
Against			12,750,398
Abstain			14,394,789

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH STREET INTERACTIVE, INC.

	By:	/s/ Kyle Sauers
Name: Kyle Sauers
Title: Chief Financial Officer

Dated: June 1, 2023